Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:

Janie Brown, Chief Financial Officer

503-359-2653

Merix Corporation Acquires Data Circuit Systems, Inc.

Merix will conduct a conference call and live webcast on December 10, 2004 at 6:00 a.m. PT. To access the webcast, log on to www.merix.com. A replay of the webcast will be available beginning at 9:00 a.m. PT on December 10, 2004. A phone replay will be available until approximately midnight on December 20, 2004 by calling (719) 457-0820, access code 383627.

FOREST GROVE, OR, December 9, 2004—Merix Corporation (NASDAQ:MERX) today announced the acquisition of Data Circuit Systems, Inc., a provider of high velocity, quick-turn printed circuit board fabrication services for a total purchase price of $43.0 million, consisting of $41.0 million in cash and a $2.0 million note. For its fiscal year ended September 30, 2004, Data Circuit Systems had sales of $27.7 million, net income of $2.3 million and EBITDA of $5.8 million.

Data Circuit Systems, located in San Jose, California, is a premier quick-turn manufacturer of complex, multi-layer printed circuit boards and provider of related engineering services. An experienced management team, together with strong technical capabilities, enables Data Circuit Systems to manufacture complex printed circuit boards in very compressed time frames. The majority of its sales are for prototypes and new product introductions. Data Circuit Systems distinguishes itself through delivery of superior service and support systems to its customers. The combination of Merix and Data Circuit Systems brings together leaders in the industry who offer their customers advanced technology and superior quick-turn services. The transaction is expected to be accretive to Merix’ financial results.

Steve Robinson, President of Data Circuit Systems, stated “We have the highest respect and regard for Merix Corporation as an industry leader in advanced technology and engineering expertise. We take pride in joining the Merix team in order to further Merix’ strategic initiative of developing a world-class quick-turn service offering. We think this combination creates a leading company that can support its collective customers on a seamless basis by offering services that support new product introduction though volume production.”

Commenting on the transaction, Mark Hollinger, Chairman and Chief Executive Officer of Merix Corporation, said, “This transaction is very exciting for us. It combines two strong companies with complementary product offerings and customers, and who share a common set of values and a joint vision to create a world class company offering advanced technology, superior velocity services, and significant manufacturing capacity. Merix has been focused on growing and enhancing its quick-turn business for some time. While we have made significant progress in this endeavor, this combination enhances our market opportunity by providing added scale, tripling our customer base, diversifying our end markets, adding experienced rep firms to complement our direct sales force, and augmenting our quick-turn service offering to include 24 hour turn-around. Data Circuit System’s reputation for service, quality, and delivery performance is very impressive, and it is attributable to the experience, talent, and dedication of Steve Robinson and his team. Together, we look forward to better serving our customers and capitalizing on our complementary capabilities.”

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume printed circuit board production to its customers. Principal markets served by Merix include data communications and wireless telecommunications, high-end computing, and test and measurement end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward-looking statements in this release relating to the Company’s prospects, including statements related to: the acquisition transaction and the benefits of the transactions, the expectation that the transaction will be accretive to Merix’ financial results, and the markets, customers, products and technologies of the combined company, are made pursuant to the safe harbor provisions of the federal securities laws. Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; fluctuations in the demand for the products and services of the combined company, including quick-turn and premium services; the introduction of new products or technologies by competitors; the ability to successfully and timely integrate Data Circuit Systems with Merix; and the ability of the combined company to achieve expected operating and financial results; pricing and other competitive pressures in the industry from domestic and global competitors; our ability to fully utilize our assets and control costs; our ability to control or pass through the cost of raw materials and supplies; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 29, 2004. Merix does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.